                                                                     Exhibit 3.1

                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                      MEWBOURNE ENERGY PARTNERS 06-A, L.P.

     This Certificate of Limited Partnership of MEWBOURNE ENERGY PARTNERS 06-A, L.P. (the "Partnership") is being executed and filed by the undersigned general partner to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act.

                                   ARTICLE ONE

     The name of the limited partnership formed hereby is MEWBOURNE ENERGY PARTNERS 06-A, L.P.

                                   ARTICLE TWO

     The address of the registered office of the Partnership in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware.

                                  ARTICLE THREE

     The name and address of the registered agent of the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware.

                                  ARTICLE FOUR

     The name and business address of the general partner of the Partnership is:

               Name                  Business Address
               ----                 ------------------
Mewbourne Development Corporation   3901 S. Broadway
                                    Tyler, Texas 75701

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership by and through a duly authorized officer thereof on this 10th day of November, 2005.

                                        MEWBOURNE DEVELOPMENT CORPORATION,
                                        Managing Partner


                                        By: /s/ J. Roe Buckley
                                            ------------------------------------
                                            J. Roe Buckley
                                            Chief Financial Officer